Exhibit 23.1

Onestop Assurance PAC Co. Registration No.: 201823302D Tel: 9644 9531 10 Anson road #13-09 International plaza Singapore-079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 30, 2022, relating to the consolidated financial statements of Meta Data Limited, included in its Annual Report on Form 20-F, for the year ended August 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ OneStop Assurance PAC

Singapore

June 14, 2023